                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 16, 2005

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


            TEXAS                      333-88577                  74-2684967
(State or other jurisdiction of       (Commission               (IRS Employer
        incorporation)                File Number)           Identification No.)

              13710 FNB PARKWAY
               OMAHA, NEBRASKA                     68154-5200
  (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300

          ____________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 16, 2005, we entered into a $200 million Revolving Credit Agreement with the lenders named therein and with Wachovia Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, Harris Nesbit Financing, Inc., Barclays Bank PLC, and Citibank, N.A. as Co-Documentation Agents; and Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc. as Co-Lead Arrangers and Book Managers ( the " Credit Agreement"). As of May 16, 2005, $29 million in borrowings were outstanding under the Credit Agreement, which funds were used to pay down the entire amount outstanding under our $175 Revolving Credit Agreement, which has terminated under its own terms. The interest rate applied to amounts outstanding under the Credit Agreement may, at our option, be either the lender's base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon our long-term unsecured debt ratings. The term of the agreement is five years.

Under the Credit Agreement, we are required to comply with certain financial, operational and legal covenants. Among other things, we are required to maintain ratios of EBITDA (net income plus minority interests in net income, interest expense, income taxes and depreciation and amortization) to interest expense of greater than 3 to 1. We are also required to maintain a ratio of indebtedness to EBITDA of no more than 4.50 to 1. If we consummate one or more acquisitions in which the aggregate purchase price is $25 million or more, the allowable ratio of indebtedness to adjusted EBITDA is temporarily increased to 5 to 1. Upon any breach of these covenants, amounts outstanding under the Credit Agreement may become immediately due and payable.

The description of the Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement itself, which is filed as Exhibit 10.1 hereto.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information disclosed under Item 1.01 of the current report is incorporated into this Item 2.03 in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits.

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------

 10.1       Credit Agreement dated May 16, 2005.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2005                    NORTHERN BORDER PIPELINE COMPANY
                                       By: Northern Plains Natural Gas
                                           Company, LLC, Operator

                                       By: /s/ Jerry L. Peters
                                           -----------------------------------
                                       Name:  Jerry L. Peters
                                       Title: Vice President, Finance and
                                              Treasurer

                                  EXHIBIT INDEX




EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------

 10.1       Credit Agreement dated May 16, 2005.